Blockchain of Things, Inc. Set to Open-Source Their Blockchain Building Platform. Catenis is Now Open Source.

Miami, FL January 27, 2023 --(PR.com)-- Blockchain of Things (BCoT) has announced that its Catenis platform is now entirely open-source with an MIT commercial use license, in order to align it with the rest of the industry and encourage wider adoption and scalability of the product. Open-sourcing Catenis will also increase transparency and allow for more developers to create new and innovative use cases for the platform.

Since the launch of Blockchain of Things (BCoT), Inc. in 2015, the company has built the Catenis platform using open-source software. The foundation of Catenis uses the Bitcoin Blockchain, an open-source blockchain - and no other proprietary software or blockchain.

BCoT has built all of their API connectivity clients as open-source. This includes their JavaScript client, PHP, and RUST clients.

Recently, the company has decided to greater align its Premiere platform, Catenis, with the rest of the industry. Today, BCoT is announcing that the Catenis platform is entirely open-source with an MIT commercial use license for everyone.

“When the community asks, we listen. We knew the community wanted the platform to be open-sourced and they should be pleased with this announcement,” said Andre De Castro, Founder, & CEO of Blockchain of Things. “We strongly believe that Blockchain technology has the potential to revolutionize the way we store, share, and secure any size data.”

This is why it's crucial for companies like Blockchain of Things to open-source their products and why it chose to do it with their software, Catenis, a blockchain-based solution that securely and reliably sends, and receives messages and logs data across the blockchain. With these features, it is easy to build applications or integrate existing applications with the Bitcoin Blockchain.

One of the key benefits of open-sourcing Catenis is that it should allow developers to build upon the existing functionality of the product and create new, innovative applications without question nor hesitation to how it functions. This is expected to lead to wider adoption of Catenis and the blockchain technology it's built on, as more developers should be able to create new and innovative use cases for the platform.

Additionally, open-sourcing Catenis should also increase the transparency of the product. Those in the industry know that building on the Bitcoin Blockchain is a somewhat new concept. Open-sourcing should make it easier for users to understand how the product works and how their data is stored and transmitted. Building trust and confidence in the product, leading to more users and adoption.

Furthermore, open-sourcing Catenis should also increase the scalability of the product. With a wider community of developers working on the product, more resources should be available to make Catenis more scalable, allowing it to handle additional data and users.

To access Catenis’ main open-source repository, https://github.com/blockchainofthings/Catenis.git About Blockchain of Things, Inc. (BCoT)

Formed in 2015, Blockchain of Things, Inc. has become a leader in Bitcoin blockchain integration technology. Their premier product Catenis® provides second layer, low-code rapid development tools, that reduces cost, complexity, and time to market. Enabling easy integration with the Bitcoin blockchain, simplifying encrypted peer-to-peer messaging, token issuance, immutable data recording, and tracking. The company headquarters is in Miami, Florida, USA.

Important Cautions Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “anticipates,” “believes,” “estimates,” “expects,” “forecasts,” “intends,” “plans,” “projects,” “targets,” “designed,” “could,” “may,” “should,” “will” or other similar words and expressions are intended to identify these forward-looking statements. All statements that reflect the Company’s expectations, assumptions, projections, beliefs or opinions about the future, other than statements of historical fact, are forward-looking statements, including, without limitation, statements relating to the Company’s growth, business plans and future performance. These forward-looking statements are based on the Company’s current expectations and assumptions regarding the Company’s business, the economy, and other future conditions. The Company disclaims any intention or obligation to publicly update or revise any forward-looking statements, whether because of new information, future events, or otherwise, except as required by applicable law. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted, or quantified. Future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking statements. The risks and uncertainties to which forward-looking statements are subject include, but are not limited to, the effect of government regulation, competition, and other risks summarized in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, its subsequent Quarterly Reports on Form 10-Q, and its other filings with the Securities and Exchange Commission.

Contact Information:

Blockchain of Things, Inc.

Amanda Mirus

+1-646-926-2268

Contact via Email www.blockchainofthings.com

Online Version of Press Release:

https://www.pr.com/press-release/877927

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